Item # Date of Purchase Fund Name SSC Fund Code Money Manager CUSIP Issuer Broker (3) Underwriter(s) 4(b) Affiliated Underwriter in the Syndicate 4(a) Amount of Purchase ($) - As reported by Manager Amount of Purchase ($) Amount of Offering ($) Purchase Price Net of Fees and Expenses Offering Price at Close of First Business Day “Commission, Spread or Profit”

1st Quarter 2012

269 3/13/2012 Russell Strategic Bond Fund CH78 “Goldman Sachs Asset Management, L.P.” 60688QAA3 Mizuho Corp Bank LTD Mizuho Bank of Americal Merrill Lunch; Deutsche Bank Securities.; Goldman Sachs & Co; JP Morgan; Mizuho Securities USA Inc.; Barclays Bank PLC; BNP Paribas; Citigroup Global Markets Ltd; Credit Suisse; HSBC Bank PLC; KKR Financial Holdings LLC; UBS Securities LLC Goldman Sachs & Co. “$3,900,000” “$1,500,000,000” $99.837 $99.350 0.350%

2nd Quarter 2012

266 5/10/2012 Russell Strategic Bond Fund CH78 “Goldman Sachs Asset Management, L.P.” 345397WC3 Ford Motor Credit Co LLC Morgan Stanley “Goldman Sachs & Co; HSBC Securities; Morgan Stanley & Co Inc.; RBS Securities Inc,; CIBC World Markets; Commerz Markets LLC; US Bancorp Investments Inc” Goldman Sachs & Co. “$7,200,000” “$1,250,000,000” $100.000 $100.000 0.400%

267 5/16/2012 Russell Strategic Bond Fund CH78 “Goldman Sachs Asset Management, L.P.” 779382AP5 Rowan Companies Inc RBCCM “Citigroup Global Markets Inc, RBC Capital Markets LLC; Wells Fargo Securities LLC; Barclays Capital; DNB Markets; Goldman Sachs & Co; Merrill Lynch Pierce Fenner & Smith; Mitsubishi UFJ Securities USA Inc; Morgan Stanley & Co Inc” Goldman Sachs & Co. “$3,625,000” “$500,000,000” $99.333 $99.333 0.650%

3rd Quarter 2012

268 7/19/2012 Russell US Small Cap Fund CH2B “EAM Investors, LLC” ‘63009F105 Nanosphere Inc. Piper Jaffrey “Roth Capital Partners, Inc.” “Roth Capital Partners, Inc.” “$389,162” “$28,980,000” $2.400 $2.400 6.000%

4th Quarter 2012

269 11/28/2012 Russell US Mid Cap Fund Ceredex Value Advisors 29476l107 Equity Residential Morgan Stanley “Bank of America, Deutsche Bank, Wells Fargo, Barclays, Citigroup, JPMorgan, RBC, PNC, Mitsubishi, UFJ, Piper Jaffrey, Morgan Stanley” Suntrust Bank LLC “$5,475,000” “$1,196,287,500” $54.750 $55.180 0.986%